UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2009

PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25007	30-0280392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane
Chandler, AZ  85224
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 961-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 16, 2009, ProLink Holdings Corp. (the “Company”) received notice from its principal accountant, Semple, Marchal & Cooper, LLP (“Semple”), that Semple was resigning as the Company’s auditor of record effective April 15, 2009.  Upon discussions with Semple, the Company learned that the resignation resulted from an independence issue.  On April 22, 2009, the Company received a follow-up notice from Semple confirming that the Company had taken actions to resolve the independence issue and that the Company had requested, and Semple had agreed, to be reinstated as the Company’s auditor of record, effective as of the date thereof.  Accordingly, Semple continues as the Company’s principal accountant and there is no change in the Company’s principal accountant.

No reports issued by Semple during the time that it has served as the Company’s principal accountant, from April 20, 2006 to April 15, 2009, contained an adverse opinion or disclaimer of opinion, nor were any reports issued by Semple qualified or modified as to uncertainty, audit scope, or accounting principles. During the time that Semple served as the Company’s principal accountant, there were no disagreements with Semple on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Semple, would have caused Semple to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements during such periods. None of the events described in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred during the period that Semple served as the Company’s principal accountant.

The Company provided Semple with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “Commission”), and requested that Semple furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which it does not agree.  A copy of such letter, dated April 23, 2009, is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Number	Description
16.1	Letter from Semple, Marchal & Cooper, LLP, dated April 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.
Dated: April 24, 2009

/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer